MADSEN & ASSOCIATES, CPA’s INC.                                           684 East Vine St, #3

Certified Public Accountants and Business Consultants               Murray, Utah 84107

                                                                                    Telephone 801-268-2632

                                                                                    Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated October 31, 2007, accompanying the audited financial statements of  The  Andina  Group, Inc. at June  30, 2007 and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2007 and 2006 and  for the period June 17, 2004 (date of inception) to June 30, 2007  and hereby consent to the incorporation by reference to such report in a  Registration Statement on Form SB-2

January 31, 2008

                                                                             /s/ Madsen & Associates, CPA’s Inc.